Exhibit 99.1

Alcoa Sells Former Eastalco Site for $100 Million; Buyer to Use Repurposed Land for Next-Generation Data Centers

PITTSBURGH--(BUSINESS WIRE)--June 28, 2021--Alcoa Corporation (NYSE: AA) announced today that it has completed a sale of land in the state of Maryland for $100 million in cash.

The 2,100-acre property covers more than three square miles in Frederick County, Maryland and once served as the site of the former Eastalco smelter, which permanently closed in 2010.

The sale transaction, completed on June 23, 2021, was between Eastalco Aluminum Company, a wholly owned subsidiary of Alcoa Corporation, and a joint venture between Quantum Loophole and TPG Real Estate Partners (TREP).

Since the smelter's closure, Alcoa has worked to prepare the site for redevelopment, including removing former facilities, completing all required remediation activities, and grading the site's land for new business opportunities.

"When Alcoa closed the Eastalco site, we made a commitment to bring this property back into productive and sustainable use," said Mark Stiffler, Alcoa's Vice President for Asset Management. “The sale to Quantum Loophole and TREP is a story of economic and environmental sustainability, taking a former industrial site through the remediation process and bringing it forward for a new industrial use."

Quantum Loophole intends to develop the property into a next-generation data center community, following the county’s comprehensive Liveable Frederick Master Plan that calls for new employment and opportunities for local businesses.

"The Eastalco property is ready and ideal for a data center project of unprecedented scale," said Josh Snowhorn, Founder and CEO of Quantum Loophole. "We are changing the way hyperscale data center developments are deployed, and this Maryland location has the entitlement, power, water, and proximity to Northern Virginia that the Internet industry needs for success."

Project plans include efficient design for sustainable power and water use, investments in robust fiber connectivity, a nature first design aesthetic to protect views and reduce visibility from public roadways, and thoughtful preservation of existing structures important to local history.

In the second quarter of 2021, Alcoa expects to record a gain of approximately $90 million from this transaction. Consistent with prior transactions, Alcoa reflects gains or losses from non-core asset sales as special items.

About Alcoa

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products, with a strong portfolio of value-added cast and rolled products and substantial energy assets. Alcoa is built on a foundation of strong values and operating excellence dating back 135 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since inventing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability and stronger communities wherever we operate. Visit us online on www.alcoa.com, follow @Alcoa on Twitter and on Facebook at http://www.facebook.com/Alcoa.

Dissemination of Company Information

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Forward-Looking Statements

This news release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guaranteeing of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation's filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Contacts

Investor Contact:
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contact:
Jim Beck
412-315-2909
Jim.Beck@alcoa.com